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                                                                      Exhibit 11
                                                                      ----------



                             OCEAN FINANCIAL CORP.
                             ---------------------

             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
             -----------------------------------------------------

               THREE AND SIX MONTHS ENDED JUNE 30, 1997 AND 1996
               -------------------------------------------------

               (dollars in thousands, except per share amounts)
               ------------------------------------------------

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

                                                         Three Months Ended      Six Months Ended
                                                         ------------------     ------------------
                                                               June 30                June 30
                                                         ------------------     ------------------
                                                           1997       1996        1997       1996
                                                         ---------   ------     --------    ------


Net income                                               $    3,416  $2,473     $    6,805  $4,884
                                                         ==========  ======     ==========  ======

Weighted average shares outstanding:
 Weighted average shares outstanding                      8,822,273       -      8,940,044       -
 Less: Unallocated shares held by the ESOP                 (615,314)      -       (615,314)      -
 Plus: ESOP shares released or committed
          to be released during the fiscal year              26,765       -         17,843       -
                                                                                                 -

 Plus: Common stock equivalents - dilutive
          options                                            35,255       -         31,743       -
                                                         ----------  ------     ----------  ------
         Weighted average shares
          outstanding                                     8,268,979    N/A       8,374,316    N/A
                                                         ==========  ======     ==========  ======

Earnings per share                                       $      .41    N/A      $      .81    N/A
                                                         ==========  ======     ==========  ======


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